Exhibit 10.4
FORM OF
SUPPLEMENTAL PUT AGREEMENT
BY AND BETWEEN
COMPASS GROUP MANAGEMENT LLC
AND
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
Dated as of ●, 2006

     SUPPLEMENTAL PUT AGREEMENT (as amended, revised, supplemented or otherwise modified from time to time, this “Agreement”), dated as of ___, 2006 is made by and between COMPASS GROUP MANAGEMENT LLC, a Delaware limited liability company (the “Holder”) and COMPASS GROUP DIVERSIFIED HOLDINGS LLC, a Delaware limited liability company (the “Issuer”). Each party hereto shall be referred to as, individually, a “Party” and, collectively, the “Parties”.
     WHEREAS, the Issuer was formed for the purpose of engaging in an initial public offering of shares of Compass Diversified Trust (the “IPO”), a Delaware statutory trust (the “Trust”), and the other transactions relating thereto (together with the IPO, the “IPO Transactions”), all as described in the Trust’s and Issuer’s prospectus, dated as of ___, 2006 (the "Prospectus”);
     WHEREAS, in connection with the formation of the Issuer, Holder acquired 100% of the Allocation Interests of the Issuer for a capital investment of $100,000 (the “Capital Investment”); provided, that the receipt of liquidity rights with respect to the Allocation Interests pursuant to this Agreement was a condition to the Holder’s making of such Capital Investment and acquiring of such Allocation Interests;
     WHEREAS, Holder made such Capital Investment for the purpose of providing funds to the Issuer to engage in the IPO Transactions, and Issuer believes that it was in Issuer’s best interest to receive such Capital Investment and to use such Capital Investment to fund its activities relating to the IPO Transactions;
     WHEREAS, Issuer has determined that it would be unable to engage in and consummate the IPO Transactions without the Capital Investment from the Holder; and
     WHEREAS, Issuer agrees that in consideration of Holder having made such Capital Investment and Holder’s participation in the consummation of the IPO Transactions for the benefit of the Issuer, Issuer desires to, and Issuer hereby does, grant the liquidity rights specified herein to the Holder with respect to the Allocation Interests.
     NOW THEREFORE, in consideration of the mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions.
     Except as otherwise noted, for all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1, which meanings shall apply equally to the singular and plural forms of the terms so defined and the words “herein,” “hereof” and

“hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision:
     “Agreement” has the meaning set forth in the preamble of this Agreement.
     “Allocation Interests” has the meaning set forth in the LLC Agreement.
     “Board of Directors” means the Board of Directors of the Issuer, or any committee thereof that has been duly authorized by the Board of Directors to make a decision on the matter in question or bind the Issuer as to the matter in question.
     "Business Day” means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.
     “Capital Investment” has the meaning set forth in the recitals of this Agreement.
     “Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of law in effect in the future.
     “Engagement Date” has the meaning set forth in Section 2.1(b) hereof.
     “Fiscal Quarter” means the Issuer’s fiscal quarter for purposes of its reporting obligations under the Exchange Act.
     “GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.
     “Holder” has the meaning set forth in the preamble of this Agreement.
     "Holder Approved Investment Banks” has the meaning set forth in Section 2.1(a) hereof.
     “Incur” means, with respect to any Indebtedness or other obligation of a Person, to create, issue, acquire (by conversion, exchange or otherwise), assume, suffer, guarantee or otherwise become liable in respect of such Indebtedness or other obligation.
     “Indebtedness” means, with respect to any Person, (i) any liability for borrowed money, or under any reimbursement obligation relating to a letter of credit, (ii) all indebtedness (including bond, note, debenture, purchase money obligation or similar instrument) for the acquisition of any businesses, properties or assets of any kind (other than property, including inventory, and services purchased, trade payables, other expenses accruals and deferred compensation items arising in the Ordinary Course of Business), (iii) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iv) any liabilities of others described in the preceding clauses (i) to (iii) (inclusive) that such Person has guaranteed or that is otherwise its legal liability, and (v) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (iv) above.

     “Indemnified Parties” has the meaning set forth in Article V hereof.
     “IPO” has the meaning set forth in the recitals of this Agreement.
     “IPO Transactions” has the meaning set forth in the recitals of this Agreement.
     “Issuer” has the meaning set forth in the preamble of this Agreement.
     "LLC Agreement” means the Amended and Restated Operating Agreement of Compass Group Diversified Holdings LLC, dated as of the date hereof, including all exhibits and schedules attached thereto, as may be amended, revised, supplemented or otherwise modified from time to time.
     “Managed Subsidiary’ means any Subsidiary of the Issuer.
     "Management Services Agreement” means the Management Services Agreement entered into by and among the Holder, the Issuer and the other parties thereto, dated as of the date hereof, as amended or otherwise modified from time to time.
     "Manager” means the Holder in its capacity as manager of the Issuer under the Management Services Agreement.
     “Maturity Amount” has the meaning set forth in Section 2.1(d) hereof.
     “Maturity Date” has the meaning set forth in Section 2.1(d) hereof.
     “Ordinary Course of Business” means, with respect to any Person, an action taken by such Person if such action is (i) consistent with the past practices of such Person and is taken in the normal day-to-day business or operations of such Person and (ii) which is not required to be specifically authorized or approved by the board of directors of such Person.
     “Over-Paid Profit Distributions” has the meaning set forth in the LLC Agreement.
     “Party” and “Parties” have the meaning set forth in the preamble of this Agreement.
     "Person” means any individual, company (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.
     "Profit Distribution Amount” has the meaning set forth in the LLC Agreement.
     “Prospectus” has the meaning set forth in the recitals of this Agreement.
     "Put Closing” means the consummation of the purchase of the Put Securities for the Put Price on the Put Right Closing Date.
     “Put Note” has the meaning set forth in Section 2.1(d) hereof.
     “Put Notice” has the meaning set forth in Section 2.1(a) hereof.

     “Put Price” has the meaning set forth in Section 2.1(b) hereof.
     “Put Right” has the meaning set forth in Section 2.1(a) hereof.
     “Put Right Closing Date” means the date that is the twentieth (20th) Business Day immediately following the day on which the second of the Holder Approved Investment Banks delivers its calculation of the Profit Distribution Amount to the Holder and Issuer in accordance with Section 2.1(b) hereof, or such other day as may be agreed upon by the Parties.
     “Put Right Event” means the earlier of (i) the termination of the Management Services Agreement other than as a result of the Holder’s resignation as Manager therefrom, and (ii) the Holder’s resignation as Manager under the Management Services Agreement on any date that is at least three (3) years after the date hereof.
     “Put Right Event Date” means the date upon which the Put Right Event occurs.
     “Put Right Exercise Date” means the date upon which the Holder provides written notice to the Issuer exercising its Put Right in accordance with Section 2.1(a) hereof.
     “Put Securities” has the meaning set forth in Section 2.1(a) hereof.
     "Subsidiary” means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, more than 50% of the outstanding voting equity securities or interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such entity.
     “Trust” has the meaning set forth in the recitals of this Agreement.
     “Under-Paid Profit Distributions” has the meaning set forth in the LLC Agreement.
ARTICLE II
PUT RIGHT
Section 2.1 Put Right.
     (a) Obligation; Exercise. Subject to the other terms and conditions set forth in this Section 2.1 hereof, upon the occurrence of the Put Right Event, the Holder shall have the right, but not the obligation (the “Put Right”), which right is exercisable by providing written notice to the Issuer in accordance with this Section 2.1(a) hereof (the “Put Notice”), to elect to cause the Issuer to purchase all, but not less than all, of the Allocation Interests then held by the Holder (the “Put Securities”) for the Put Price, as of the Put Right Exercise Date, on the Put Right Closing Date; provided, however, that Holder must exercise its Put Right by providing the Put Notice during the one (1) year period immediately following the Put Right Event Date. The Put Notice shall specify (i) the Holder’s intention to exercise the Put Right granted hereunder, (ii) the Put Right Event giving rise to the Put Right, (iii) the Put Right Event Date, (iv) the names of four independent, nationally recognized investment banks, as well as specific contact persons thereof, acceptable to the Holder for purposes of the calculations required by Section 2.1(b) hereof (each a “Holder Approved Investment Bank”), (v) the location of the Put Closing, (vi) wire instructions for payment of the Put Price on the Put Right Closing Date, and (vii) whether or not the Holder will be electing to receive a Put Note in accordance with Section 2.1(d) hereof.
     (b) Calculation of Put Price. The “Put Price” shall be equal to, as of the Put Right Exercise Date:
     (i) if the Management Services Agreement is terminated other than as a result of the Holder’s resignation as Manager of the Issuer therefrom, the sum of two separate, independently made calculations of the Profit Distribution Amount as of the Put Right Exercise Date; or
     (ii) if the Holder resigns from serving as Manager of the Issuer under the Management Services Agreement and terminates the Management Services Agreement, the average of two separate, independently made calculations of the Profit Distribution Amount as of the Put Right Exercise Date;
     provided, that, except as set forth herein, the Profit Distribution Amount shall be calculated in accordance with the applicable terms of the LLC Agreement; provided, further, that, in each case, the Put Price shall be calculated assuming that (x) all of the Managed Subsidiaries owned by the Issuer as of the Put Right Exercise Date are sold in an orderly fashion for fair market value as of the Put Right Exercise Date in the order in which the controlling interest in each Managed Subsidiary was acquired by the Issuer and (y) the last day of the Fiscal Quarter ending immediately prior to the Put Right Exercise Date is the relevant calculation date for purposes of calculating the Profit Distribution Amount as of the Put Right Exercise Date; provided, further, that each of the two separate, independently made calculations of the Profit Distribution Amount for purposes of calculating the Put Price shall be performed by a different Holder Approved Investment Bank that shall be engaged by the Issuer within fifteen (15) Business Days of the Put Right Exercise Date (the “Engagement Date”); provided, further, that the Put Price shall be, on a dollar-for-dollar basis (A) reduced by the aggregate amount of any Over-Paid Profit Distributions, if any, existing as of the relevant calculation date or (B) increased by the aggregate amount of any Under-Paid Profit Distributions, if any, existing as of the relevant calculation date, in each case, as determined in the manner set forth in the LLC Agreement or, if disputed, as determined finally and conclusively for all purposes hereunder by either one of the Holder Approved Investment Banks. The Issuer shall be responsible for paying any fees, costs and expenses associated with the engagement of the Holder Approved Investment Banks. The Issuer shall instruct each Holder Approved Investment Bank to deliver its calculation of the Profit Distribution Amount within twenty (20) Business Days of the Engagement Date simultaneously to each of the Issuer and the Holder.
     (c) Put Closing. Subject to Section 2.1(d) hereof, the Put Closing shall occur at 10:00 a.m., New York City time, on the Put Right Closing Date at such location designated by the Holder in the Put Notice. On the Put Right Closing Date, (i) the Holder shall sell, and the Issuer shall purchase, all of the Put Securities then held by the Holder, free and clear of any liens or other encumbrances (other than restrictions on transfer imposed by federal and state securities laws), for the Put Price. Subject to Section 2.1(d) hereof, the Holder shall deliver certificates evidencing the Put Securities then held by the Holder against delivery by the Issuer of the Put Price. Subject to Section 2.1(d), the delivery of the Put Price by the Issuer shall be made in U.S.

dollars by wire transfer in immediately available funds to the account or accounts designated by the Holder in the Put Notice.
     (d) Put Note; Terms. The Holder and the Issuer may mutually agree that the Holder will receive, in lieu of immediately available funds due pursuant to Section 2.1(c) hereof, a promissory note of the Issuer with an aggregate principal amount equal to the Put Price (the “Put Note”); provided, that if the Holder resigns as Manager of the Issuer and terminates the Management Services Agreement, then the Issuer shall have the right, in its sole discretion, to issue a Put Note to the Holder in lieu of delivering immediately available funds to the Holder as due pursuant to Section 2.1(c) hereof . The Put Note shall (i) mature on the first (1st) anniversary of the Put Right Closing Date (the “Maturity Date”), (ii) accrue interest from and including the Put Right Closing Date to but excluding the date of repayment at a rate of 8.00% per annum, (iii) contain customary events of default, including a cross-default provision, (iv) contain customary covenants, including those set forth herein, and (v) otherwise be in form and substance reasonably satisfactory to Issuer and Holder. The aggregate principal amount of the Put Note, together with all accrued and unpaid interest thereon (the “Maturity Amount”), shall be due and payable on the Maturity Date in U.S. dollars by wire transfer in immediately available funds to the account or accounts designated by the Holder in the Put Note; provided, that the Issuer shall have the option to prepay the Maturity Amount at any time prior to the Maturity Date without penalty. The Issuer’s obligations under the Put Note shall be secured by a first priority lien (or, if not possible due to a pre-existing obligation of the Issuer, the next highest priority lien) on the equity interests then owned by the Issuer in each of the Managed Subsidiaries.
     (e) Sufficient Liquidity. Subject to Section 2.1(d) hereof, if the Issuer does not have sufficient liquid assets to timely pay the entire amount of the Put Price or Maturity Amount, as the case may be, due on the Put Right Closing Date or the Maturity Date, as the case may be, the Issuer shall liquidate assets or Incur Indebtedness in order to pay such Put Price or Maturity Amount, as the case may be, in full on such Put Right Closing Date or the Maturity Date, as the case may be.
ARTICLE III
OBLIGATION ABSOLUTE AND UNCONDITIONAL
     Notwithstanding anything to the contrary herein, the obligation of the Issuer, upon exercise of the Put Right by the Holder, to pay the Put Price on the Put Right Closing Date, or the Maturity Amount on the Maturity Date if the Holder elects to receive a Put Note in accordance with Section 2.1(d) hereof, shall be absolute and unconditional and shall not be subject to any right of set-off or defense whatsoever, whether in law or equity, including force majeure.
ARTICLE IV
COVENANTS
Section 4.1 Commercially Reasonable Efforts
     Issuer shall use commercially reasonable efforts to (i) raise sufficient debt and equity financing proceeds to permit the Issuer to pay the full Put Price on the Put Right Closing Date or

Maturity Amount on the Maturity Date, as the case may be, and (ii) obtain approvals, waivers and consents or otherwise remove any restrictions imposed under contractual obligations or applicable law or regulations that have the effect of limiting or prohibiting the Issuer from (x) paying the Put Price or purchasing all of the Put Securities at the Put Price, in each case, on the Put Right Closing Date, or (y) purchasing all of the Put Securities at the Put Price by issuing the Put Note on the Put Right Closing Date or paying the Maturity Amount on the Maturity Date.
Section 4.2 Board Observer
     At all times after the occurrence of the Put Right Event until the satisfaction in full of the Issuer’s obligations hereunder, including under the Put Note, if any, the Holder shall have the right to designate a representative who shall (i) have the right to receive due notice of and to attend and participate in discussions at (but not vote on any matters on which the directors are entitled to vote) all meetings of the Board of Directors and (ii) have the right to receive copies of all documents and other information, including notices, minutes, consents, business plans, presentation materials, budgets and financial information, in each case, furnished to the Board of Directors.
Section 4.3 Access to Books and Records
     At all times after the occurrence of the Put Right Event until the satisfaction in full of the Issuer’s obligations hereunder, including under the Put Note, if any, the Holder shall have the right to review and copy any books and records of the Issuer during normal business hours, including any books and records necessary for the calculation of the Profit Distribution Amount in accordance with the terms hereof, upon five (5) Business Days notice.
Section 4.4 Limitation on Sale of Assets
     At all times after the occurrence of the Put Right Exercise Date until the satisfaction in full of the Issuer’s obligations hereunder, including under the Put Note, if any, Issuer shall not, and Issuer shall cause its Managed Subsidiaries not to, other than in the Ordinary Course of Business, sell or otherwise dispose of, in any manner whatsoever, any property or assets of the Issuer or any Managed Subsidiary or portion thereof except that the Issuer and its Managed Subsidiaries may sell or otherwise dispose of any property or assets of the Issuer or any its Managed Subsidiary or portion thereof, as the case may be, if the Issuer or its Managed Subsidiaries grants a first priority lien (or, if not possible due to a pre-existing obligation of the Issuer, the next highest priority lien) on the proceeds thereof, including any receivables relating thereto, to the Holder. Such lien shall secure the Issuer’s obligation hereunder to pay the Put Price on the Put Right Closing Date or the Maturity Amount on the Maturity Date, as the case may be, and shall be pursuant to such security instruments as shall be reasonably acceptable to the Issuer and the Holder.
Section 4.5 Limitation on Indebtedness
     At all times after the occurrence of the Put Right Exercise Date until the satisfaction in full of the Issuer’s obligations hereunder, including under the Put Note, if any, Issuer shall not, and Issuer shall cause its Managed Subsidiaries not to, other than in the Ordinary Course of Business, Incur any Indebtedness, of any character whatsoever, except that the Issuer or its

Managed Subsidiaries may Incur Indebtedness if the Issuer or its Managed Subsidiaries, as the case may be, grant a first priority lien (or, if not possible due to a pre-existing obligation of the Issuer, the next highest priority lien) on the proceeds thereof to the Holder. Such lien shall secure the Issuer’s obligation hereunder to pay the Put Price on the Put Right Closing Date or the Maturity Amount on the Maturity Date, as the case may be, and shall be pursuant to such security instrument as shall be reasonably acceptable to the Issuer and the Holder.
Section 4.6 Limitation on Merger or Consolidation
     At all times after the occurrence of the Put Right Exercise Date until the satisfaction in full of the Issuer’s obligations hereunder, including under the Put Note, if any, Issuer shall not merge into or otherwise consolidate into any other Person, or permit any other Person to merge into or otherwise consolidate with it (in each case, in any manner whatsoever, including by means of reorganization or recapitalization), or sell, lease, transfer or otherwise dispose of (in any manner whatsoever, including in a single transaction or a series of transactions) all or a substantial part of its business, property or assets (in each case, whether now owned or hereafter acquired) or all or a substantial portion of the stock or beneficial ownership of any of its Managed Subsidiaries or portions thereof (in each case, whether now owned or hereafter acquired) or liquidate, windup or dissolve or acquire by purchase or otherwise all or substantially all of the business, property or assets of, or stock or other evidence of beneficial ownership of, any other Person prior to paying the Put Price on the Put Right Closing Date or the Maturity Amount on the Maturity Date, as the case may be.
Section 4.7 Restriction on Dividends and Other Distributions
     At all times after the occurrence of the Put Right Exercise Date until the satisfaction in full of the Issuer’s obligations hereunder, including under the Put Note, if any, Issuer shall not declare or pay any dividends or other distributions to its equity owners, in any manner whatsoever, prior to paying, in full, the Put Price on the Put Right Closing Date or the Maturity Amount on the Maturity Date, as the case may be.
ARTICLE V
INDEMNITY
     The Issuer shall indemnify, reimburse, defend and hold harmless the Holder and its successors and permitted assigns, together with their respective employees, officers, members, managers, directors and representatives (collectively the “Indemnified Parties”), from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities (joint or severable) of any kind or nature whatsoever that are incurred by such Indemnified Parties in connection with, relating to or arising out of the (i) the breach by the Issuer of any term or condition of this Agreement or the Put Note, or any other agreement or instruments delivered in connection herewith, (ii) the exercise of the Put Right or (iii) the enforcement of the Put Right.
     The rights of any Indemnified Party referred to above shall be in addition to any rights that such Indemnified Party shall otherwise have at law or in equity.

ARTICLE VI
MISCELLANEOUS
Section 6.1 Binding Effect
     This Agreement shall be binding upon, shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.
Section 6.2 Effect of Termination
     This Agreement shall be effective as of the date first above written and shall continue in full force and effect thereafter until either (i) this Agreement is terminated by mutual agreement of the Parties or (ii) Holder has received the full Put Price in accordance with the terms of this Agreement. Notwithstanding the foregoing, the obligations of the Issuer set forth in Article V and Section 6.15 hereof shall survive termination of this Agreement, subject to applicable law.
Section 6.3 Notices
     Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:
If to the Issuer, to:
Attention: Chief Executive Officer
Compass Group Diversified Holdings LLC
Sixty One Wilton Road, Second Floor
Westport, CT 06880
Fax:203-221-8253
with a copy (which shall not constitute notice) to its counsel:
Attention: Cynthia M. Krus
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, DC 20004
Fax:202-637-3593
If to the Holder, to:
Attention: I. Joseph Massoud
Compass Group Management LLC
Sixty One Wilton Road, Second Floor
Westport, CT 06880
Fax:203-221-8253

with a copy (which shall not constitute notice) to its counsel:
Attention: Stephen C. Mahon
Squire Sanders & Dempsey LLP
312 Walnut Street, Suite 3500
Cincinnati, OH 45202
Fax:513-361-1201
and
Attention: Brian B. Snarr
Morrison Cohen, LLP
909 Third Avenue
New York, NY 10022
Fax:212-735-8708
or to such other address or facsimile number as any such Party may, from time to time, designate in writing to all other Parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.
Section 6.4 Headings
     The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
Section 6.5 Applicable Law
     This Agreement, the legal relations between and among the Parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
Section 6.6 Submission to Jurisdiction; Waiver of Jury Trial
     Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, County of New York or in the United Stales District Court for the Southern District of New York and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 6.3 hereof, such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties.
     Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement. To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in this Section 6.6 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.
     The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.
     The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have.
     Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the Parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.6.
Section 6.7 Amendments; Waivers
     No term or condition of this Agreement may be amended, modified or waived without the prior written consent of the Party against whom such amendment, modification or waiver will be enforced. Any waiver granted hereunder shall be deemed a specific waiver relating only to the specific event giving rise to such waiver and not as a general waiver of any term or condition hereof.

Section 6.8 Remedies to Prevailing Party
     If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.
Section 6.9 Severability
     Each provision of this Agreement is intended to be severable from the others so that if, any provision or term hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect or impair the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Put Price described in Article II hereof are not severable.
Section 6.10 Benefits Only to Parties
     Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns, and for the benefit of no other Person.
Section 6.11 Further Assurances
     Each Party hereto shall take any and all such actions, and execute and deliver such further agreements, consents, instruments and any other documents as may be necessary from time to time to give effect to the provisions and purposes of this Agreement and, upon exercise of the Put Right by the Holder, to effect and evidence the sale and transfer of the Put Securities by the Holder, on the one hand, and the purchase and payment of the Put Price by the Issuer, on the other.
Section 6.12 No Strict Construction
     The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Section 6.13 Entire Agreement
     This Agreement constitutes the sole and entire agreement of the Parties with regards to the subject matter of this Agreement. Any written or oral agreements, statements, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect.

Section 6.14 Taxes
     The Parties acknowledge and agree that payment of the Put Price by the Issuer upon the purchase of all, and not less than all, of the Allocation Interests of the Holder pursuant to the terms of this Agreement shall be considered payment made in the liquidation of the interest of a retiring partner (within the meaning of section 736 of the Code), and to the fullest extent possible, shall be treated as having been made in exchange for the Holder’s interest in partnership property (as that term is used in section 736(b) of the Code), thereby constituting to the fullest extent possible a distribution by the Issuer and not a distributive share or guaranteed payment (as those terms are used in section 736(a) of the Code).
Section 6.15 Confidentiality
     The Holder shall comply with the requirements of Section 13.17 of the Management Services Agreement with respect to any confidential information in the possession of the Holder or which comes into the possession of the Holder through the exercise of any of Holder’s rights hereunder.
Section 6.16 Counterparts
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.
* * *

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above,
COMPASS GROUP MANAGEMENT LLC
By:_________________________
Name:
Title:
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
By:_________________________
Name:
Title: